Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Westlake Chemical Partners LP (the "Partnership") on Form 10-Q for the fiscal quarter ended March 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Albert Chao, President, Chief Executive Officer and Director of the Partnership, and I, M. Steven Bender, Senior Vice President, Chief Financial Officer and Director of the Partnership, certify, to the best of our knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Partnership.

Date:	May 3, 2017	/S/ ALBERT CHAO
Albert Chao
President, Chief Executive Officer and Director of Westlake Chemical Partners GP LLC (Principal Executive Officer)

Date:	May 3, 2017	/S/ M. STEVEN BENDER
M. Steven Bender
Senior Vice President, Chief Financial Officer and Director of Westlake Chemical Partners GP LLC (Principal Financial Officer)